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                                 EXHIBIT 99.3

                           THE BANK HOLDING COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint Robert H. Smalley, Jr. and Charles B. Blackmon and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of THE BANK HOLDING COMPANY ("BHC") common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of BHC, to be held at the executive offices of 201 West Taylor Street, Griffin, Georgia 30224, at 10:00 o'clock a.m. local time, on June 30, 1998, and at any adjournment thereof.

                                   PROPOSAL

Proposal to: approve the Agreement and Plan of Reorganization, dated December 3, 1997, as amended by First Amendment dated December 18, 1997, by Second Amendment dated December 23, 1997, by Third Amendment dated December 31, 1997, by Fourth Amendment dated January 15, 1998 and by Fifth Amendment dated March 16, 1998 (collectively, the "Agreement"), by and between Premier Bancshares, Inc. ("Premier") and BHC and to approve the merger (the "Merger") pursuant to which BHC will be merged with and into Premier, and in which each issued and outstanding share of BHC common stock will be converted into the right to receive 3.90 shares of Premier common stock.

[ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN


        In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s), including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies. This Proxy may be revoked at any time prior to voting hereof.

        This proxy, when properly executed, duly returned and not revoked will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                    Signature(s)

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                                    Dated:                          , 1998
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                                    NOTE: Joint owners should each sign. When
                                    signing as attorney, executor,
                                    administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.